EXHIBIT 99.4


                   FIRST CHICAGO CAPITAL MARKETS, INC.LEGEND

The analysis above has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any particular trading strategy. First Chicago Capital Markets, Inc. a BANK ONE Company ("FCCM") and others associated with it may have positions in, and may effect transactions in securities and instruments of the issuer mentioned herein and may also perform or seek to perform investment banking services for the issuer of such securities and instruments. The information provided above is based on or derived from information provided by the issuer. No representation is made that it is accurate or complete. FCCM makes no representations that the above referenced security will actually perform as described in any scenario presented. This material supersedes any previously distributed material and will be superseded by the information in the final prospectus supplement.